UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 7, 2023

Date of Report (date of earliest event reported)

HILLS BANCORPORATION

(Exact name of registrant as specified in its charter)

Iowa	0-12668	42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)

(319) 679-2291

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Reconvened Annual Meeting of Shareholders of Hills Bancorporation was held on August 7, 2023. The matter listed below was submitted to a vote of the shareholders through the solicitation of proxies, and the proposal is described in detail in the Company’s Supplement to Proxy Statement for Say-On-Frequency Proposal filed with the Securities and Exchange Commission on July 21, 2023. The final results of the shareholder votes are as follows:

Proposal 1 - Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Executive Compensation

One Year	2,174,742
Two Years	121,343
Three Years	23,733
Abstain	43,242

As a result of the overwhelming approval by the Company’s shareholders at the Reconvened Annual Meeting to hold an advisory vote for the approval of the compensation of the named executive officers every single year, the Company will continue its customary practice of including a shareholder vote on the compensation of executives in its proxy materials every year until its next vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: August 8, 2023	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer